Exhibit 99.1

Zscaler Reports Third Quarter Fiscal 2019 Financial Results
•Revenue grows 61% year-over-year to $79.1 million
•Calculated billings grow 55% year-over-year to $84.7 million
•Deferred revenue grows 69% year-over-year to $211.5 million
•GAAP net loss of $12.2 million compared to GAAP net loss of $8.8 million on a year-over-year basis
•Non-GAAP net income of $7.4 million compared to non-GAAP net loss of $2.6 million on a year-over-year basis
SAN JOSE, California. - May 30, 2019 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its third quarter of fiscal year 2019, ended April 30, 2019.
"We are pleased to deliver another quarter of strong growth and non-GAAP profitability, while making strategic investments in our business to capture our significant market opportunity," said Jay Chaudhry, Chairman and CEO of Zscaler. "As enterprises move their applications to the cloud, the security needs to move to the cloud as well. Our customers are leveraging our born-in-the cloud architecture - purpose-built for local internet breakouts and zero-trust network access - to securely enable a cloud and mobile first world. We are pleased with the growing adoption of both ZIA and ZPA, which provide our customers a single platform to enforce business and security policy for their users to access applications and services on the Internet, SaaS, public cloud or internal data center."

Third Quarter Fiscal 2019 Financial Highlights
•Revenue: $79.1 million, an increase of 61% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $13.5 million, or 17% of total revenue, compared to $9.0 million, or 18% of total revenue, in the third quarter of fiscal 2018. Non-GAAP income from operations was $6.1 million, or 8% of total revenue, compared to loss from operations of $2.9 million in the third quarter of fiscal 2018, or 6% of total revenue.
•Net income (loss): GAAP net loss was $12.2 million, compared to $8.8 million in the third quarter of fiscal 2018. Non-GAAP net income was $7.4 million, compared to net loss of $2.6 million in the third quarter of fiscal 2018.
•Net income (loss) per share: GAAP net loss per share was $0.10, compared to $0.14 in the third quarter of fiscal 2018. Pro forma non-GAAP net income per share was $0.05, compared to net loss per share of $0.02 in the third quarter of fiscal 2018.
•Cash flow: Cash provided by operations was $13.5 million, or 17% of revenue, compared to $8.1 million, or 17% of revenue, in the third quarter of fiscal 2018. Positive free cash flow was $4.6 million, or 6% of revenue, compared to $3.7 million, or 7% of revenue, in the third quarter of fiscal 2018.
•Deferred revenue: $211.5 million at April 30, 2019, an increase of 69% year-over-year.
•Cash, cash equivalents and short-term investments: $352.7 million as of April 30, 2019, an increase of $54.2 million from July 31, 2018 and no debt.

Recent Business Highlights
•Significantly expanded cloud capacity during Q3, with the addition of over 2 terabits per second of Internet Exchange and Transit Services and the opening of three new data centers in Beijing, Stockholm and Atlanta.
•Acquired Appsulate, a developer of next generation browser-based access technology.

Financial Outlook
For the fourth quarter of fiscal 2019, we expect:
•Total revenue of $81 million to $83 million
•Non-GAAP income from operations of $0 million to $2 million
•Non-GAAP earnings per share of $0.01 to $0.02, assuming approximately 138 million common shares outstanding

For the full fiscal 2019, we expect:
•Total revenue of $298 million to $300 million
•Calculated billings of $379 million to $381 million
•Non-GAAP income from operations of $17 million to $19 million
•Non-GAAP earnings per share of $0.16 to $0.18, assuming approximately 136 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization expense of acquired intangible assets and certain litigation-related expenses. We have not reconciled our expectations to non-GAAP income (loss) from operations and pro forma non-GAAP net income (loss) per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP income (loss) from operations and pro forma non-GAAP net income (loss) per share is not available without unreasonable effort.

Conference Call Information
Zscaler will host a conference call for analysts and investors to discuss its third quarter fiscal 2019 earnings results and outlook for its fourth quarter of fiscal 2019 and full year fiscal 2019 today at 1:30 p.m., Pacific time (4:30 p.m. Eastern time).

Date:	Thursday, May 30
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com/
Dial-in number:	323-794-2588 or 888-394-8218
A live webcast of the conference call will be accessible from the Zscaler website at ir.zscaler.com. Listeners may log on to the call under the "Events & Presentations" section and select "Q3 2019 Zscaler Earnings Conference Call" to participate. A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, May 30 through June 3, 2019 by dialing (888) 203-1112 or (719) 457-0820 and entering the passcode 8993449.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the fourth quarter of fiscal 2019 and full year fiscal 2019. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings; length of sales cycles; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended July 31, 2018 filed on September 13, 2018, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures" section of this press release.
About Zscaler
Zscaler enables the world’s leading organizations to securely transform their networks and applications for a mobile and cloud-first world. Its flagship services, Zscaler Internet Access™ and Zscaler Private Access™, create fast, secure connections between users and applications, regardless of device, location, or network. Zscaler services are 100 percent cloud-delivered and offer the simplicity, enhanced security and improved user experience that traditional appliances are unable to match. Used in more than 185 countries, Zscaler operates a multi-tenant distributed cloud security platform, protecting thousands of customers from cyberattacks and data loss. Learn more at zscaler.com or follow us on Twitter @zscaler.
Zscaler™, Zscaler Internet Access™, and Zscaler Private Access™, ZIA™ and ZPA™ are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contact:
Bill Choi, CFA
Vice President, Investor Relations
(669) 255-0767
ir@zscaler.com

ZSCALER, INC.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
Revenue	$79,128	$49,163	$216,728	$134,000
Cost of revenue (1) (2)	14,960	9,424	42,330	26,374
Gross profit	64,168	39,739	174,398	107,626
Operating expenses:
Sales and marketing (1) (2)	45,295	29,892	120,596	83,930
Research and development (1) (2)	16,499	9,907	44,756	27,899
General and administrative (1) (3)	15,911	8,964	36,428	22,497
Total operating expenses	77,705	48,763	201,780	134,326
Loss from operations	(13,537)	(9,024)	(27,382)	(26,700)
Interest income, net	2,081	596	5,595	1,004
Other income (expense), net	(144)	14	(82)	15
Loss before income taxes	(11,600)	(8,414)	(21,869)	(25,681)
Provision for income taxes	636	357	1,510	1,003
Net loss	$(12,236)	$(8,771)	$(23,379)	$(26,684)
Accretion of Series C and D redeemable convertible preferred stock	—	(1,223)	—	(6,332)
Net loss attributable to common stockholders	$(12,236)	$(9,994)	$(23,379)	$(33,016)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.14)	$(0.19)	$(0.73)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	124,672	73,818	122,644	45,047
(1)  Includes stock-based compensation expense as follows:

Cost of revenue	$686	$199	$1,808	$434
Sales and marketing	6,459	1,493	14,777	3,263
Research and development	4,194	960	11,387	1,852
General and administrative	1,936	657	6,116	1,557
Total	$13,275	$3,309	$34,088	$7,106
(2)  Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$163	$—	$307	$—
Sales and marketing	3	—	3	—
Research and development	—	—	95	—
Total	$166	$—	$405	$—
(3) Includes certain litigation-related expenses as follows:

Litigation-related expenses	$6,164	$2,836	$10,106	$6,612

ZSCALER, INC.

Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	April 30,	July 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$54,974	$135,579
Short-term investments	297,762	162,960
Accounts receivable, net	71,151	61,611
Deferred contract acquisition costs	19,391	16,136
Prepaid expenses and other current assets	12,765	10,878
Total current assets	456,043	387,164
Property and equipment, net	31,976	19,765
Deferred contract acquisition costs, noncurrent	44,714	39,774
Other noncurrent assets	4,803	1,078
Total assets	$537,536	$447,781

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,585	$4,895
Accrued expenses and other current liabilities	11,815	12,313
Accrued compensation	21,845	23,393
Liability for early exercised unvested stock options	695	1,561
Deferred revenue	183,622	140,670
Total current liabilities	221,562	182,832
Deferred revenue, noncurrent	27,920	23,353
Other noncurrent liabilities	1,475	1,360
Total liabilities	250,957	207,545
Stockholders’ Equity
Common stock	126	119
Additional paid-in capital	505,531	438,392
Notes receivable from stockholders	—	(2,051)
Accumulated other comprehensive income (loss)	101	(124)
Accumulated deficit	(219,179)	(196,100)
Total stockholders’ equity	286,579	240,236
Total liabilities and stockholders’ equity	$537,536	$447,781

ZSCALER, INC.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended
	April 30,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(23,379)	$(26,684)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	7,331	5,842
Amortization of acquired intangible assets	405	—
Amortization of deferred contract acquisition costs	13,505	9,354
Stock-based compensation expense	34,088	7,106
Accretion of purchased discounts, net of amortization of investment premiums	(1,702)	—
Other	244	278
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(9,540)	(1,161)
Deferred contract acquisition costs	(21,700)	(21,200)
Prepaid expenses and other assets	(3,361)	(3,341)
Accounts payable	(611)	(1,620)
Accrued expenses and other liabilities	(1,047)	2,676
Accrued compensation	(1,548)	3,212
Deferred revenue	47,519	28,187
Net cash provided by operating activities	40,204	2,649
Cash Flows From Investing Activities
Purchases of property, equipment and other	(16,698)	(11,008)
Capitalized internal-use software	(1,713)	(1,424)
Acquired intangible assets	(1,480)	—
Payments for business acquisitions, net of cash acquired	(823)	—
Purchases of short-term investments	(272,324)	—
Proceeds from maturities of short-term investments	139,361	—
Net cash used in investing activities	(153,677)	(12,432)
Cash Flows From Financing Activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	205,344
Payments of offering costs related to initial public offering	(1,797)	(3,566)
Proceeds from issuance of common stock upon exercise of stock options	23,523	4,345
Proceeds from issuance of common stock related to early exercised stock options	—	869
Proceeds from issuance of common stock under the employee stock purchase plan	8,691	—
Repurchases of unvested common stock	(22)	(3,090)
Repayments of notes receivable from stockholders	1,905	5,346
Net cash provided by financing activities	32,300	209,248
Net increase (decrease) in cash, cash equivalents and restricted cash	(81,173)	199,465
Cash, cash equivalents and restricted cash at beginning of period	136,147	88,546
Cash, cash equivalents and restricted cash at end of period	$54,974	$288,011
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	$54,974	$287,443
Restricted cash, current	—	180
Restricted cash, non-current	—	388
Total cash, cash equivalents and restricted cash	$54,974	$288,011

ZSCALER, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2019	2018	2019	2018

Revenue	$79,128	$49,163	$216,728	$134,000

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$64,168	$39,739	$174,398	$107,626
Add:
Stock-based compensation expense	686	199	1,808	434
Amortization expense of acquired intangible assets	163	—	307	—
Non-GAAP gross profit	$65,017	$39,938	$176,513	$108,060
GAAP gross margin	81%	81%	80%	80%
Non-GAAP gross margin	82%	81%	81%	81%

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(13,537)	$(9,024)	$(27,382)	$(26,700)
Add:
Stock-based compensation expense	13,275	3,309	34,088	7,106
Litigation-related expenses	6,164	2,836	10,106	6,612
Amortization expense of acquired intangible assets	166	—	405	—
Non-GAAP income (loss) from operations	$6,068	$(2,879)	$17,217	$(12,982)
GAAP operating margin	(17)%	(18)%	(13)%	(20)%
Non-GAAP operating margin	8%	(6)%	8%	(10)%

ZSCALER, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders, Diluted
GAAP net loss attributable to common stockholders	$(12,236)	$(9,994)	$(23,379)	$(33,016)
Stock-based compensation expense	13,275	3,309	34,088	7,106
Litigation-related expenses	6,164	2,836	10,106	6,612
Amortization expense of acquired intangible assets	166	—	405	—
Accretion of Series C and D redeemable convertible preferred stock	—	1,223	—	6,332
Provision for income taxes (1)	—	—	—	—
Non-GAAP net income (loss) attributable to common stockholders	$7,369	$(2,626)	$21,220	$(12,966)

GAAP net loss per share attributable to common stockholders, diluted	$(0.10)	$(0.14)	$(0.19)	$(0.73)
Stock-based compensation expense	0.10	0.04	0.25	0.16
Litigation-related expenses	0.05	0.04	0.07	0.15
Amortization expense of acquired intangible assets	—	—	—	—
Accretion of Series C and D redeemable convertible preferred stock	—	0.02	—	0.14
Provision for income taxes (1)	—	—	—	—
Non-GAAP net income (loss) per share attributable to common stockholders, diluted (2)	$0.05	$(0.04)	$0.16	$(0.29)
Weighted-average shares used in computing non-GAAP net loss per share attributable to common stockholders, diluted	136,538	73,818	135,159	45,047

___________
(1) We use our GAAP provision for income taxes for purposes of determining our non-GAAP results. The difference between our GAAP and non-GAAP income tax expense primarily represents the excess tax deduction of stock-based compensation recognized in foreign jurisdictions. The income tax benefit included in the GAAP provision for income tax reported for fiscal Q1 FY19 was $0.3 million and not material for all other periods presented. For our U.S. entities, we do not include the impact of income taxes on the non-GAAP items due to our continued history of non-GAAP losses and full valuation allowance.
(2) The sum of the non-GAAP per share attributable to common stockholders of individual line items excluded from our non-GAAP net income (loss) may not total to the non-GAAP net income (loss) per share attributable to common stockholders due to rounding.

ZSCALER, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
Pro Forma Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders
Numerator:
GAAP net loss attributable to common stockholders	$(12,236)	$(9,994)	$(23,379)	$(33,016)
Stock-based compensation expense	13,275	3,309	34,088	7,106
Litigation-related expenses	6,164	2,836	10,106	6,612
Amortization expense of acquired intangible assets	166	—	405	—
Accretion of Series C and D redeemable convertible preferred stock	—	1,223	—	6,332
Provision for income taxes (1)	—	—	—	—
Non-GAAP net income (loss) attributable to common stockholders	$7,369	$(2,626)	$21,220	$(12,966)

Denominator:
Weighted-average shares used in computing GAAP net loss per share attributable to common stockholders, diluted	124,672	73,818	122,644	45,047
Potentially diluted shares	11,866	—	12,515	—
Pro forma adjustment to reflect assumed conversion of our convertible preferred stock as of the beginning of the period (2)	—	38,287	—	61,347
Weighted-average shares used in computing pro forma non-GAAP net income (loss) per share attributable to common stockholders, diluted (2)	136,538	112,105	135,159	106,394
Pro forma non-GAAP net income (loss) per share attributable to common stockholders, diluted (2)	$0.05	$(0.02)	$0.16	$(0.12)
___________
(1) We use our GAAP provision for income taxes for purposes of determining our non-GAAP results. The difference between our GAAP and non-GAAP income tax expense primarily represents the excess tax deduction of stock-based compensation recognized in foreign jurisdictions. The income tax benefit included in the GAAP provision for income tax reported for fiscal Q1 FY19 was $0.3 million and not material for all other periods presented. For our U.S. entities, we do not include the impact of income taxes on the non-GAAP items due to our continued history of non-GAAP losses and full valuation allowance.
(2) We define pro forma non-GAAP net income (loss) per share attributable to common stockholders as the weighted-average shares used in computing the GAAP net loss per share attributable to common stockholders plus a pro forma adjustment to give effect to the automatic conversion of our redeemable convertible preferred stock into 72,500,750 shares of common stock as though the conversion had occurred as of the beginning of the periods presented. Upon the closing of our initial public offering on March 20, 2018, all our outstanding shares of redeemable convertible preferred stock automatically converted into 72,500,750 shares of common stock on a one-to-one basis.

ZSCALER, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
Calculated Billings
Revenue	$79,128	$49,163	$216,728	$134,000
Add: Total deferred revenue, end of period	211,542	124,806	211,542	124,806
Less: Total deferred revenue, beginning of period	(206,020)	(119,257)	(164,023)	(96,619)
Calculated billings	$84,650	$54,712	$264,247	$162,187

Free Cash Flow
Net cash provided by operating activities	$13,483	$8,117	$40,204	$2,649
Less:
Purchases of property and equipment	(8,091)	(3,963)	(16,698)	(11,008)
Capitalized internal-use software	(810)	(474)	(1,713)	(1,424)
Free cash flow	$4,582	$3,680	$21,793	$(9,783)
As a percentage of revenue:
Net cash provided by operating activities	17%	17%	19%	2%
Less:
Purchases of property and equipment	(10)	(9)	(8)	(8)
Capitalized internal-use software	(1)	(1)	(1)	(1)
Free cash flow margin	6%	7%	10%	(7)%

Zscaler, Inc.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of the Company's historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because they are non-cash expenses that management believes are not reflective of our ongoing operational performance. Amortization expense of acquired intangible assets is excluded because these are considered by management to be outside of the Company's core business operating performance. We also exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us in defending against significant claims that we deem not to be in the ordinary course of our business and, if applicable, actual losses and accruals related to estimated losses in connection with these claims. There are many uncertainties and potential outcomes associated with any litigation, including the expense of litigation, timing of such expenses, court rulings, unforeseen developments, complications and delays, each of which may affect our results of operations from period to period, as well as the unknown magnitude of the potential loss relating to any lawsuit, all of which are inherently subject to change, difficult to predict and could adversely affect our results of operations. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. We define non-GAAP income (loss) from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, excluding stock-based compensation expense, amortization expense of acquired intangible assets and certain litigation-related expenses.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders, Diluted. We define non-GAAP net income (loss) as GAAP net loss plus stock-based compensation expense, amortization expense of acquired intangible assets, certain litigation-related expenses and accretion of Series C and Series D redeemable convertible preferred stock. We define non-GAAP net income (loss) per share attributable to common stockholders, diluted, as non-GAAP net income (loss) divided by the weighted-average diluted shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.
Pro Forma Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders, Diluted. We define pro forma non-GAAP net income (loss) per share attributable to common stockholders, diluted, as the weighted-average shares used in computing the GAAP net loss per share attributable to common stockholders, diluted, plus a pro forma adjustment to give effect to the automatic conversion, upon the closing of our initial public offering on March 20, 2018, of our redeemable convertible preferred stock into 72,500,750 shares of common stock as though the conversion had occurred as of the beginning of the periods presented. We believe that this adjustment is necessary in order to provide meaningful comparison between periods.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are meaningful indicators of liquidity information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services related to our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.